Exhibit 10.1
Energy, Inc.

3182 Royal Lane | Dallas, Texas | 75229 | PH: 214-353-0606 | FX: 214-353-0607 | www.earthwise.cbiz

November 30, 2005
Mr. Tim Burroughs, President
TBX Resources, Inc.
Gulftex Operating, Inc.
3030 LBJ Freeway, Suite 1320
Dallas, Texas 75234
RE: Conditional Statement of Project Status
Dear Tim:
          This letter agreement (the “Agreement”) with our signature and your signature of acceptance below will confirm that the parties; Earthwise Energy, Inc. (“EEI”), TBX Resources, Inc. (“TBX”), and Gulftex Operating, Inc. (“Gulftex”) hereof have agreed, to enter into this Agreement and its provisions as set forth below:
1.	Funding. Prior to this Agreement EEI informed TBX and Gulftex of the formation of Energy Partners International (“EPI”) as a Texas Joint Venture General Partnership with EEI serving as its Managing Venturer. EEI and EPI confirm their agreement with Gulftex, as the “Issuer” of a certain Texas Joint Venture General Partnership to be known as “Six Wells JV” or other such name as the organizers thereof may select, to make an investment of $6,000,000 (six million dollars) in said joint venture to be divided between six Barnett Shale wells to be drilled in the geographic area of the Barnett Shale commonly known as the “Core Area” that are expected to be drilled in 2006. Further, EEI and EPI hereby authorize Gulftex, as the Managing Venture of the Six Wells JV, to enter into a binding subscription agreement with TBX to transfer up to 50% of the membership interest in the Six Wells JV to TBX in exchange for the proper amount of shares of the common stock of TBX at a conversion price of 3.75 per share or a total of 800,000 shares. As such, TBX will effectively receive one half interest in the joint venture which has $6,000,000 in capital which it intends to invest in the above described wells in the Barnett Shale.

2.	Disclosure. It is understood by the parties that TBX is a public entity and that this Agreement is a material agreement for the purposes of disclosure and that TBX will be required to file an 8-K or similar filing with the Securities and Exchange Commission disclosing the terms of this Agreement.

3.	Amendment. The parties hereto agree that the transactions herein contemplated and/or agreed may be amended, changed, or modified by mutual written agreement of the parties.
Whereby we have set our hands as of the date first written above.

EARTHWISE ENERGY, INC.		TBX RESOURCES, INC.

/s/ Steven C. Howard		/s/ Tim Burroughs

Steven C. Howard, President		Tim Burroughs, President

Energy Partners International, a Texas Joint Venture		Gulftex Operating. Inc.

By:	/s/ Steven C. Howard, President	/s/ Tim Burroughs

	Earthwise Energy, Inc. Managing Venturer	Tim Burroughs, President